Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45434, 333-135323) and Form S-8 (No. 333-121507, 333-112557, 333-71912, 333-59306, 333-55968, 333-45980, 333-45042, 333-37884, 333-96163, 333-88159, and 333-135237) of Red Hat, Inc. of our report dated June 2, 2006 relating to the financial statements of JBoss, Inc., which appears in the Current Report on Form 8-K/A of Red Hat, Inc. dated August 18, 2006.

PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 18, 2006